Scripps Networks Interactive Stock Option Exchange Program Webinar June 1 and 3, 2009 Exhibit (a)(1)(x)

June 2009 2 Agenda • Welcome and Introductions • Background • Exchange Program Details • Timeline • Offer Web Site • Tax Considerations • Resources

June 2009

Welcome and Introductions
Welcome to the SNI webinar for our stock option
exchange program
• Leader: Julie Elliott, VP Compensation & Benefits
• Susan Balsley, Compensation Manager
• Keep your phone on mute unless you want to ask a question
• Please do not put phone on hold
• Webinar presentation is also available on the offer Web site

June 2009

Welcome and Introductions
Caveats:
• This presentation is intended to provide an overview of the
SNI Stock Option Exchange Program
• For complete details, please refer to the Offer to Exchange
• Nothing in this presentation should be interpreted as financial, tax or other advice
• You are encouraged to read all materials provided and seek professional financial and/or tax advice when making your
decisions
• The management and directors make no recommendations
on whether or not to participate

June 2009

Background
• As of February 2009, nearly all of the outstanding stock
option grants are significantly under water
• Option grants have not provided the intended value to
employees
• Accounting expense associated with options is fixed and will continue for another two+ years regardless of actual value
to the employee
• In February, 2009, the compensation committee and board
of directors of SNI approved, subject to shareholder
approval, to move forward with a stock option exchange
program
• Shareholders approved the exchange offer program in April
• Compensation committee granted final approval in May

June 2009

Exchange Program Details
• Participation is completely voluntary
• Includes SNI employees, officers and directors
– Participants must be active with the company as of the date the restricted shares are issued
• Timeline
– Stock option exchange program begins June 1, 2009
– Program must remain open for 20 business days
– Program ends June 26 (Election Deadline), unless otherwise extended
– Schedule Tender Offer (TO) was filed with the Securities &
Exchange Commission (SEC) on June 1, 2009 and Offer to
Exchange sent to option holders
• If there are no comments from the SEC, typically programs such as these are not extended beyond the 20 business days

June 2009

Exchange Program Details
• Includes outstanding (not-exercised) stock options
– With an exercise price of $34.00 or more, and
– The exercise price is at least $3 per share more than the
closing price on the last day of the offer
• Why the $3 cushion?
– SNI stock price (as well as the price of many stocks) has
fluctuated a lot in recent months
– Certain tax regulations limit the exchange of in-the-money options
– Options within $3 may become in-the-money before expiration

June 2009

Exchange Program Details
• Example: Suppose the closing
SNI stock price on the last day of
the offer is $32.53
• Then outstanding options that
have an exercise price at $35.52
and below will be excluded
Included All others
above
$36.24
Included $36.24
Included $35.78
Included $35.59
Excluded $35.07
Excluded $34.90
Exercise
Price

June 2009

Exchange Program Details
• Exchange certain stock options for a lesser
number of restricted shares
– Based on exchange ratios:
• Each group of stock options that has the same exercise
price and expiration date (called “tranche”) will have an
exchange ratio
• Calculated as of May 18
• Based on the fair value of the outstanding stock options
relative to the current share price of the underlying stock
• Takes into account the historical stock prices, volatility and other factors
th

June 2009

Exchange Program Details
Exchange ratio
table
Grant
Date
Exercise
Price
Expiration
Date
Exchange
Ratio
Grant
Date
Exercise
Price
Expiration
Date
Exchange
Ratio
02/20/02 $35.07 02/19/12
4.58
04/14/05 $47.87 04/13/13
6.11
05/09/02 $36.42 05/08/12
4.47
04/14/05 $47.87 04/13/15
5.94
05/23/02 $35.59 05/22/12
4.41
07/27/05 $47.39 07/26/13
5.81
06/07/02 $34.90 06/06/12
4.26
10/31/05 $42.66 10/30/13
5.15
11/01/02 $35.99 10/31/12
4.71
02/22/06 $45.67 02/21/14
5.27
11/21/02 $36.24 11/20/12
4.71
02/23/06 $45.74 02/22/14
5.28
12/17/02 $35.78 12/16/12
4.57
02/27/06 $45.52 02/26/14
5.25
02/26/03 $37.34 02/25/13
4.54
03/29/06 $41.79 03/28/14
5.00
04/29/03 $37.18 04/28/13
4.91
05/04/06 $43.55 05/03/16
4.89
05/16/03 $39.68 05/15/13
5.07
06/07/06 $43.73 06/06/14
4.87
08/06/03 $37.91 08/05/13
4.68
08/01/06 $39.63 07/31/14
4.48
08/29/03 $40.21 08/28/13
4.89
10/23/06 $45.76 10/22/14
5.52
11/17/03 $43.31 11/16/13
5.22
11/14/06 $46.09 11/13/14
5.51
02/13/04 $46.26 02/12/14
5.26
02/22/07 $45.59 02/21/15
5.50
02/25/04 $45.90 02/24/14
5.30
04/01/07 $41.72 03/31/15
4.80
03/23/04 $45.49 03/22/14
5.18
04/26/07 $40.42 04/25/17
4.47
04/15/04 $49.41 04/14/14
6.36
07/01/07 $42.67 06/30/15
4.94
04/19/04 $50.38 04/18/14
6.55
08/01/07 $38.01 07/31/15
4.43
04/28/04 $49.86 04/27/14
6.40
02/21/08 $39.80 02/20/16
4.44
05/06/04 $48.34 05/05/14
6.25
05/01/08 $43.20 04/30/16
4.78
08/24/04 $48.13 08/23/14
5.87
06/13/08 $43.41 06/12/18
4.14
12/03/04 $42.84 12/02/14
5.31
07/29/08 $40.70 07/28/18
3.99
02/10/05 $43.38 02/09/13
5.61

June 2009

Grant
Date
Exercise
Price
Expiration
Date
Exchange
Ratio
Grant
Date
Exercise
Price
Expiration
Date
Exchange
Ratio
02/20/02 $35.07 02/19/12
4.58
04/14/05 $47.87 04/13/13
6.11
05/09/02 $36.42 05/08/12
4.47
04/14/05 $47.87 04/13/15
5.94
05/23/02 $35.59 05/22/12
4.41
07/27/05 $47.39 07/26/13
5.81
06/07/02 $34.90 06/06/12
4.26
10/31/05 $42.66 10/30/13
5.15
11/01/02 $35.99 10/31/12
4.71
02/22/06 $45.67 02/21/14
5.27
11/21/02 $36.24 11/20/12
4.71
02/23/06 $45.74 02/22/14
5.28
12/17/02 $35.78 12/16/12
4.57
02/27/06 $45.52 02/26/14
5.25
02/26/03 $37.34 02/25/13
4.54
03/29/06 $41.79 03/28/14
5.00
04/29/03 $37.18 04/28/13
4.91
05/04/06 $43.55 05/03/16
4.89
05/16/03 $39.68 05/15/13
5.07
06/07/06 $43.73 06/06/14
4.87
08/06/03 $37.91 08/05/13
4.68
08/01/06 $39.63 07/31/14
4.48
08/29/03 $40.21 08/28/13
4.89
10/23/06 $45.76 10/22/14
5.52
11/17/03 $43.31 11/16/13
5.22
11/14/06 $46.09 11/13/14
5.51
02/13/04 $46.26 02/12/14
5.26
02/22/07 $45.59 02/21/15
5.50
02/25/04 $45.90 02/24/14
5.30
04/01/07 $41.72 03/31/15
4.80
03/23/04 $45.49 03/22/14
5.18
04/26/07 $40.42 04/25/17
4.47
04/15/04 $49.41 04/14/14
6.36
07/01/07 $42.67 06/30/15
4.94
04/19/04 $50.38 04/18/14
6.55
08/01/07 $38.01 07/31/15
4.43
04/28/04 $49.86 04/27/14
6.40
02/21/08 $39.80 02/20/16
4.44
05/06/04 $48.34 05/05/14
6.25
05/01/08 $43.20 04/30/16
4.78
08/24/04 $48.13 08/23/14
5.87
06/13/08 $43.41 06/12/18
4.14
12/03/04 $42.84 12/02/14
5.31
07/29/08 $40.70 07/28/18
3.99
02/10/05 $43.38 02/09/13
5.61
Exchange Program Details
Example
•
100 stock options
• Granted 10/31/05
• Exercise price $42.66
• Expire on 10/30/13
100 ÷ 5.15 = 19.42
Round to the nearest
whole share =
19 restricted shares

June 2009

Exchange Program Details
Vesting Considerations
– Restricted shares are subject to two-year vesting at
50 percent each year even if stock options are fully
vested
– Restricted shares are subject to forfeiture if
participant terminates (other than death/disability)
prior to vesting
– No immediate vesting for retirement

June 2009

Timeline
83B election and payments due July 5 – July 27
First day of the Stock Option Exchange Program offer
period
Offer to Exchange made available to participants
Webinar (repeated on June 3)
Offer Web Site opens
June 1
Offer period June 1- June 26
Merrill Lynch: Cancellation of exchanged stock options,
issue restricted shares
July 1 - 5
11:59 p.m. Eastern Daylight Time - Exchange Program
ends
June 26
Exchange ratios determined May 18
Activity Date

June 2009

Online Tool
All elections to accept the stock option exchange
offer must be made online via the Offer Web Site
• Provided by Mercer Human Resources
• Exchange simulator
• Electronic signature
• Ease of use
• Efficient method to support program participants
URL:www.sniexchange.com

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User Agreement

SNI recommends that you consult a professional financial and/or tax advisor to discuss your individual situation before deciding whether or not to participate in the offer.

Please be sure to review each of the following five Legal Statements carefully. Please acknowledge each of the Legal Statements by clicking the checkboxes on the left side. If you do not acknowledge one or more of the Legal Statements, you will not be able to enter the website.

Legal Statements

☐ For complete terms and conditions of the Scripps Networks Interactive ("SNI") Stock Option Exchange Program, please review the Scripps Networks Interactive Offer to Exchange Certain Outstanding Options for Restricted Class A Common Shares dated June 1, 2009 and related documents (the "Offer Documents"). These documents are available on this website. You should read the Offer Documents carefully before deciding whether or not to participate in the offer. The Offer Documents contain important information on the conditions and risks of the offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.

☐ The exchange simulator provided in this website is not intended to act as a financial planning tool and is not a recommendation as to whether or not to participate in the offer. The exchange simulator is being provided to you solely for the purpose of making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the offer. SNI recommends that you consult a professional financial advisor to discuss your individual situation.

☐ The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between options and those of restricted shares. SNI recommends that you consult a professional tax advisor to discuss your individual situation. Please also see Section 14 of the Offer to Exchange for a description of the generally applicable tax consequences of participating in the offer.

☐ In providing the exchange simulator, SNI makes no forecast or projection regarding the future market price of SNI common shares. You should not rely on hypothetical SNI share prices used in the exchange simulator for any purpose.

☐ SNI is not advising you whether or not to participate in the offer. You are responsible for reviewing all the materials relating to th offer and deciding whether to exchange your existing options for restricted shares.

Do you acknowledge all of the above Legal Statements?

○ I acknowledge all of the above Legal Statements

○ I do not acknowledge one or more of the above Legal Statements

Next

You must acknowledge all five legal statements in order to use the Offer Web Site June 2009 18 Equity Choice Tool Demo Log In

STOCK OPTION EXCHANGE PROGRAM

OPENS MONDAY JUNE 1ST, 2009
CLOSES FRIDAY, JUNE 26, 2009 AT 11:59PM EDT

SNI Stock Price as of Jun 4, 2009 at 4:30pm EDT
$22.00

Welcome | Home | Logout

Home

Learn

Click on any of the links below to learn more.

- Offer to Exchange Certain Outstanding Stock Options for Class A Restricted Shares
- Message to SNI Optionholders dated June 1, 2009
- Election Instructions
- Withdrawal Instructions
- Section 83(b) Election Form
- 2008 Long-Term Incentive Plan
- Restricted Shares Agreement (Non-Employee Directors)
- Restricted Shares Agreement (Employees)
- Offer Website Instructions
- Webinar

The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.

Simulate

Simulate potential Stock Option Exchange elections.

Start Here

Make My Election

You have 28 days left to elect whether to keep your Options or to exchange some or all of them for Restricted Shares.

You elected to exchange 21,065 of your Options for 4,384 Restricted Shares.

- Change my choices
- View my confirmation statement

Need Help?

Contact the Compensation Department at (513) 824-3343 or send email to: equity@scrippsnetworks.com

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, Scripps Networks Interactive makes no forecast or projection regarding the future market price of Scripps Networks Interactive common shares.

Click here to start simulation Learning materials and relevant messages provided here June 2009 19 Equity Choice Tool Demo Personal Homepage

Welcome
Home | Logout
Exchange Simulator
Follow the 3 Steps below to simulate the exchange of some or all of your Options for Restricted Shares. Click the "Go to Make my Election" button at the bottom of this page when you're ready to make your actual election.
Step 1:
Look at the Details of your Options >> (Option Details will open in a new window)
Step 2: See the Impact of Different SNI Share Prices
Move the orange triangle slider below to pick a hypothetical share price and see how it impacts hypothetical value. Read more information about the simulator graph (PDF)
Select a hypothetical SNI share price: $40.00
$0 $10 $20 $30 $40 $50 $60
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Hypothetical value
Hypothetical value based on SNI share price of $40.00
Keep all Options
Exchange all Options for Restricted Shares
Your Simulation
Step 3: Customize your Simulation
Click the check-boxes below to simulate "keeping" or "exchanging" each of your Options. See how different simulations affect the graph at the left.
Tranche A) 16,065 Options granted at $35.07 on 2/20/2002
Keep as 16,065 options
Exchange for 3,508 Restricted Shares
Tranche B) 17,136 Options granted at $37.34 on 2/26/2003
Keep as 17,136 options
Exchange for 3,774 Restricted Shares
Tranche C) 4,284 Options granted at $45.90 on 2/25/2004
Keep as 4,284 options
Exchange for 808 Restricted Shares
Tranche D) 5,355 Options granted at $43.38 on 2/10/2005
Keep as 5,355 options
Exchange for 955 Restricted Shares
Tranche E) 4,819 Options granted at $45.67 on 2/22/2006
Keep as 4,819 options
Exchange for 914 Restricted Shares
Tranche F) 4,284 Options granted at $45.59 on 2/22/2007
Keep as 4,284 options
Exchange for 779 Restricted Shares
Tranche G) 3,480 Options granted at $39.80 on 2/21/2008
Keep as 3,480 options
Exchange for 784 Restricted Shares
Go to Make my Election >>

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Click here to see the details of your stock options June 2009 20 Equity Choice Tool Demo Exchange Simulator

Option Details

Close Window

Tranche A) 267 Options granted at $42.66 on 10/31/2005

Comparison of hypothetical values of **267 Options** vs. **52 Restricted Shares** indicates that the break-even price is at an approximate hypothetical share price of $52.98.

$5,000
$4,000
$3,000
$2,000
$1,000
$0
Hypothetical value
$0
$10
$20
$30
$40
$50
$60
Hypothetical SNI share price

Expiration Date of Options	10/30/2013 (4 years and 5 months remaining)
Options Vesting Schedule	89 options vested on 10/31/2006 89 options vested on 10/31/2007 89 options vested on 10/31/2008
Restricted Shares Vesting Schedule	26 shares will vest on 6/26/2010 26 shares will vest on 6/26/2011

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June 2009 21 Equity Choice Tool Demo Exchange Simulator Break-even price: (52.98 – 42.66) x 267 = 52.98 x 52

Step 2: See the Impact of Different SNI Share Prices

Move the orange triangle slider below to pick a hypothetical share price and see how it impacts hypothetical value. Read more information about the simulator graph (PDF)

Select a hypothetical SNI share price: $40.00

$0 $10 $20 $30 $40 $50 $60

Hypothetical value
,000
$300,000
$200,000
$100,000
$0
Hypothetical value based on SNI share price of $40.00
Keep all Options
Exchange all Options for Restricted Shares
Your Simulation

Step 3: Customize your Simulation

Click the check-boxes below to simulate "keeping" or "exchanging" each of your Options. See how different simulations affect the graph at the left.

Tranche	Options
Tranche A) 16,065 Options granted at $35.07 on 2/20/2002	☑ **Keep as 16,065 options** ☐ Exchange for 3,508 Restricted Shares
Tranche B) 17,136 Options granted at $37.34 on 2/26/2003	☑ **Keep as 17,136 options** ☐ Exchange for 3,774 Restricted Shares
Tranche C) 4,284 Options granted at $45.90 on 2/25/2004	☑ **Keep as 4,284 options** ☐ Exchange for 808 Restricted Shares
Tranche D) 5,355 Options granted at $43.38 on 2/10/2005	☑ **Keep as 5,355 options** ☐ Exchange for 955 Restricted Shares
Tranche E) 4,819 Options granted at $45.67 on 2/22/2006	☐ Keep as 4,819 options ☑ **Exchange for 914 Restricted Shares**
Tranche F) 4,284 Options granted at $45.59 on 2/22/2007	☐ Keep as 4,284 options ☑ **Exchange for 779 Restricted Shares**
Tranche G) 3,480 Options granted at $39.80 on 2/21/2008	☐ Keep as 3,480 options ☑ **Exchange for 784 Restricted Shares**

Go to Make my Election >>

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Choose hypothetical stock price Model which tranches you want to exchange June 2009 22 Equity Choice Tool Exchange Simulator

Welcome
Home | Logout
Exchange Simulator
Follow the 3 Steps below to simulate the exchange of some or all of your Options for Restricted Shares. Click the "Go to Make my Election" button at the bottom of this page when you're ready to make your actual election.
Step 1:
Look at the Details of your Options >> (Option Details will open in a new window)
Step 2: See the Impact of Different SNI Share Prices
Move the orange triangle slider below to pick a hypothetical share price and see how it impacts hypothetical value. Read more information about the simulator graph (PDF)
Select a hypothetical SNI share price: $40.00
$0 $10 $20 $30 $40 $50 $60
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Hypothetical value
Hypothetical value based on SNI share price of $40.00
Keep all Options
Exchange all Options for Restricted Shares
Your Simulation
Step 3: Customize your Simulation
Click the check-boxes below to simulate "keeping" or "exchanging" each of your Options. See how different simulations affect the graph at the left.
Tranche A) 16,065 Options granted at $35.07 on 2/20/2002
Keep as 16,065 options
Exchange for 3,508 Restricted Shares
Tranche B) 17,136 Options granted at $37.34 on 2/26/2003
Keep as 17,136 options
Exchange for 3,774 Restricted Shares
Tranche C) 4,284 Options granted at $45.90 on 2/25/2004
Keep as 4,284 options
Exchange for 808 Restricted Shares
Tranche D) 5,355 Options granted at $43.38 on 2/10/2005
Keep as 5,355 options
Exchange for 955 Restricted Shares
Tranche E) 4,819 Options granted at $45.67 on 2/22/2006
Keep as 4,819 options
Exchange for 914 Restricted Shares
Tranche F) 4,284 Options granted at $45.59 on 2/22/2007
Keep as 4,284 options
Exchange for 779 Restricted Shares
Tranche G) 3,480 Options granted at $39.80 on 2/21/2008
Keep as 3,480 options
Exchange for 784 Restricted Shares
Go to Make my Election >>

Scripps networks INTERACTIVE

When you are finished and ready to make an election, click here June 2009 23 Equity Choice Tool Demo Exchange Simulator

Make My Elections

Before making your election, please make sure you have received and understood the documents that make up this offer, including: (1) Offer to Exchange Certain Outstanding Stock Options for Class A Restricted Shares, (2) Message to SNI Optionholders dated June 1, 2009, (3) Election Instructions, (4) Withdrawal Instructions, (5) Section 83(b) Election Form, (6) 2008 Long-Term Incentive Plan, and (7) the applicable form of Restricted Shares Agreement. Note that only options having an exercise price of $34.00 or more per share are listed. **If the exercise price of any of these options is less than $3.00 more than the closing price of our shares on the last day of the offer, you cannot exchange them even if they are listed on this website and even if you elected to exchange them.**

Step 1: Elect

Indicate which Options get exchanged for Restricted Shares by clicking the "Exchange for Restricted Shares" checkbox next to the appropriate Tranche of options in the table below. If you are withdrawing previously elected options, de-select the appropriate "Exchange for Restricted Shares" checkbox. If you wish, you can go to the Exchange Simulator.

Tranche	Grant Date	Expiration Date	# of Unexercised Options	Exercise Price	Keep as Options OR Exchange for Restricted Shares
A	2/20/2002	2/19/2012	16,065	$35.07	☐ Exchange for 3,500 [illegible]
B	2/26/2003	2/25/2013	17,136	$37.34	☐ Exchange for 3,774 Restricted Shares
C	2/25/2004	2/24/2014	4,284	$45.90	☐ Exchange for 808 Restricted Shares
D	2/10/2005	2/9/2013	5,355	$43.38	☐ Exchange for 955 Restricted Shares
E	2/22/2006	2/21/2014	4,819	$45.67	☐ Exchange for 914 Restricted Shares
F	2/22/2007	2/21/2015	4,284	$45.59	☐ Exchange for 779 Restricted Shares
G	2/21/2008	2/20/2016	3,480	$39.80	☐ Exchange for 784 Restricted Shares

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June 2009 24 Equity Choice Tool Making Elections Participants may change elections until 11:59 p.m. June 26 th Select which tranches you want to exchange

Step 2: Authorize

By entering my username and the authorization code (d8rgqt) below, I authorize the election I have made and authorize the company to initiate orders for the election I have made. I understand that entering my username and the authorization code (d8rgqt) below is the equivalent of signing my name on a paper form and has the same legal effect as my written signature. I understand that after the expiration of the offer period which is currently expected to be 11:59 PM EDT on Friday, June 26, 2009, I cannot change my election. In accordance with the terms of the Offer to Exchange I acknowledge that by electing to tender and exchange my options, I am accepting the applicable form of restricted shares agreement with the Company covering the Restricted Shares that the Company issues to me if the conditions of the Offer to Exchange are satisfied and the Company accepts my options.

Enter your username:		
Enter the Authorization Code as shown:		(d8rgqt)

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June 2009 25 Equity Choice Tool Making Elections Authorization code changes each time you log in and authorize a new election

Step 3: Submit

Submit the election you made in Step [illegible]ove by clicking the "Submit my Election" button below. Remember, you can come back at any time before the expiration of the offer ([illegible]rently expected to be 11:59 PM EDT on Friday, June 26, 2009), to change your election.

Cancel | Submit my Election

Read the Withdrawal Instructions

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June 2009 26 Equity Choice Tool Making Elections You may submit as many times as you like, but your last submission prior to the Election Deadline will be final

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STOCK OPTION EXCHANGE PROGRAM
OPENS MONDAY JUNE 1ST, 2009
CLOSES FRIDAY, JUNE 26, 2009 AT 11:59PM EDT

SNI Stock Price as of Jun 4, 2009 at 4:30pm EDT
$22.00

Welcome

Home | Logout

Your Election has been Submitted

Your election was submitted as of May 29, 2009 at 4:11:18 PM EDT using the confirmation code of **xej4qa**.

Remember, you can log on to this website at any time until the offer expires (currently expected to be 11:59 PM EDT on Friday, June 26, 2009) to change your election.

You may change your mind as many times as you wish but you will be bound by the last properly submitted election we receive before the expiration of the offer period.

Generate a Confirmation Statement and Print for your Records

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- Withdrawal Instructions

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Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, Scripps Networks Interactive makes no forecast or projection regarding the future market price of Scripps Networks Interactive common shares.

Scripps networks INTERACTIVE

June 2009 27 Equity Choice Tool Making Elections Click here to see a confirmation of your most recently submitted elections

June 2009

Tax Considerations
• Unlike stock options, participants have an immediate
tax liability (ordinary income) on vesting date of
restricted shares based on the value of the shares on
vesting
• Employees will be subject to applicable tax withholding
• Alternatives to satisfy tax withholding:
– Use a portion of the vesting shares to satisfy tax obligation
(Default)
– Pay tax with cash on vesting
– Pay taxes based on stock value at time of grant via Section
83(b) election (within 30 days)

June 2009

Tax Considerations
Vesting
Dividends
Grant
No income or withholding on vesting Income on vesting based on value at time of vesting is subject to
withholding
Cash dividends paid during vesting
period not subject to withholding
Cash dividends paid during vesting
period are subject to withholding
Income on date of grant based on
current value is subject to withholding
via cash payment to SNI
No income or withholding on date
of grant
Section 83(b) Election No Section 83(b) Election
Caution: You should seek guidance from your tax advisor when making these important decisions
• Below is a high-level summary of the Section 83(b) election impact on the timing of taxes
• Please note that if you select the Section 83(b) election and pay the taxes at the time of grant, and then later forfeit the restricted shares, you will not be able to get the taxes back

June 2009

Resources
• Offer Web Site
– Offer to Exchange
– Copy of this presentation
– Instructions
– Exchange Simulator
• AYCO AnswerLine
– Financial planners available to answer your questions
– Call direct at 1-866-217-8690; or
– Call GoDirect HR at 1-877-694-6347 and ask to be
transferred to AYCO

June 2009 31 Questions ?